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                                                                   Exhibit 5.1

                                 April 30, 1998


Intermedia Communications Inc.
3625 Queen Palm Drive
Tampa, Florida  33619

Ladies and Gentlemen:

                  We have acted as counsel to Intermedia Communications Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (Registration No. 333-49575) (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time by certain holders (the "Selling Securityholders") of 1,454,898 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"). The Shares were originally issued by the Company in a private placement on April 30, 1998 in connection with the Company's acquisition of National Telecommunications of Florida, Inc. and NTC, Inc..

                  We have reviewed the Registration Statement, all amendments thereto, and such other documents and instruments as we have deemed appropriate. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the original documents of all documents submitted to us as copies.

                  On the basis of such review, and having regard to such legal consideration as we have deemed relevant, it is our opinion that the Shares to be offered by the Selling Securityholders are duly authorized and validly issued, fully paid and nonassessable.

                  We are members of the Bar of the State of New York and do not purport to be experts or give any opinion except as to matters involving the laws of such State, the general corporation laws of the State of Delaware and the federal laws of the United States.

                  We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,



                                      /s/ Kronish, Lieb, Weiner & Hellman LLP